UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2022

Avient Corporation
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center
33587 Walker Road
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2022, Avient Corporation (“Avient”) entered into a signing protocol (the “Signing Protocol”) with Koninklijke DSM N.V., a public limited liability company incorporated under the laws of the Netherlands (“Seller”). Pursuant to the terms of the Signing Protocol, after completion of the consultation process with the relevant Dutch works council, Avient and Seller will enter into a Sale and Purchase Agreement (the “Purchase Agreement”) pursuant to which Avient will, among other things, acquire from Seller (a) all of the equity of DSM Protective Materials International B.V., a private limited liability company organized under the laws of the Netherlands, DSM Protective Materials B.V., a private limited liability company organized under the laws of the Netherlands, and DSM Protective Materials LLC, a Delaware limited liability company, and (b) certain other assets related to Seller’s protective materials business (such equity and assets together, the “DPM Business”) (such acquisition of the DPM Business, the “Acquisition”).

Pursuant to the terms of the Purchase Agreement, Avient has agreed to acquire the DPM Business for an aggregate purchase price of €1.38 billion, subject to certain customary adjustments for a European “locked box” transaction (the “Purchase Price”). Certain Purchase Price payments are Euro-denominated and are subject to change based on fluctuations in the Euro-USD exchange rate.

In addition to the consultation process with the Dutch works council, the closing of the Acquisition will be subject to the satisfaction or waiver of customary conditions, including the receipt of required regulatory approvals.

Item 2.02 Results of Operations and Financial Condition.

On April 20, 2022, Avient issued a press release, furnished as Exhibit 99.1, announcing earnings for the first quarter of 2022. The press release shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 7.01 Regulation FD Disclosure.

On April 20, 2022, Avient issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference. The press release shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01 Other Events.

Also on April 19, 2022, in connection with the entry into the Signing Protocol, Avient entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. and J.P. Morgan (the “Commitment Parties”). The Commitment Letter provides that, in connection with the transactions contemplated by the Purchase Agreement and subject to the conditions set forth in the Commitment Letter, the Commitment Parties will commit to provide Avient with a USD $640.0 million senior secured term loan facility and a $900.0 million senior unsecured bridge loan. The commitment is subject to various conditions, including the execution of definitive documentation and other customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
99.1	Press release announcing first quarter 2022 earnings
99.2	Press Release announcing the Acquisition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By: /s/ Jamie A. Beggs

Name: Jamie A. Beggs
Title: Senior Vice President and Chief Financial Officer
Dated: April 20, 2022